Exhibit 1.1

PINNACLE WEST CAPITAL CORPORATION

Common Stock

UNDERWRITING AGREEMENT

February 28, 2024

Barclays Capital Inc.
745 Seventh Avenue
New York, New York 10019

Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013

Mizuho Securities USA LLC
1271 Avenue of the Americas
New York, New York 10020

Wells Fargo Securities, LLC
500 West 33rd Street, 14th Floor
New York, New York 10001

As Representatives of the several Underwriters named in Exhibit A hereto

Mizuho Securities USA LLC
1271 Avenue of the Americas
New York, New York 10020

Wells Fargo Securities, LLC
500 West 33rd Street, 14th Floor
New York, New York 10001

Each acting in its capacity as Forward Seller

Mizuho Markets Americas LLC
c/o Mizuho Securities USA LLC
1271 Avenue of the Americas
New York, New York 10020

Wells Fargo Bank, National Association
30 Hudson Yards
New York, New York 10001

Each acting in its capacity as Forward Purchaser, solely as the recipient and/or beneficiary of certain representations, warranties, covenants and indemnities set forth in this Agreement

Ladies and Gentlemen:

1.            Introduction. Pinnacle West Capital Corporation, an Arizona corporation (the “Company”), and each of Mizuho Securities USA LLC and Wells Fargo Securities, LLC, each in its capacity as agent for the applicable Forward Purchaser (as defined below) (each, in such capacity, a “Forward Seller” and, collectively, the “Forward Sellers”), in connection with the Forward Sale Agreements (as defined below), confirm their respective agreements with the Forward Purchasers and Barclays Capital Inc., Citigroup Global Markets Inc., Mizuho Securities USA LLC and Wells Fargo Securities, LLC (collectively, the “Representatives”) and the other several underwriters named in Exhibit A hereto (collectively, and including any person substituted for any such underwriter pursuant to Section 9, the “Underwriters”) with respect to (a) subject to Section 11, the sale by the Forward Sellers and the purchase by the Underwriters, acting severally and not jointly, of an aggregate of 9,774,436 shares of Common Stock, no par value per share, of the Company (the “Stock”) to be sold by each Forward Seller as set forth under the heading “Number of Borrowed Firm Shares to be Purchased” on Exhibit A hereto (the “Borrowed Firm Shares”) and (b) the grant by the Company to the Underwriters of the option described in Section 4(b) to purchase all or any portion of an additional 1,466,165 shares of Stock (the “Optional Shares”).

As used herein, “Forward Sale Agreements” means each of the letter agreements dated the date hereof between the Company and each of Mizuho Markets Americas LLC and Wells Fargo Bank, National Association (each, a “Forward Purchaser”, and, collectively, the “Forward Purchasers”) relating to the forward sale by the Company to each Forward Purchaser, subject to the Company’s right to elect Cash Settlement or Net Share Settlement (as such terms are defined in the Forward Sale Agreements), of a number of shares of Stock equal to the number of Borrowed Firm Shares sold by the Forward Sellers pursuant to this Agreement, and the term “Additional Forward Sale Agreements” has the meaning set forth in Section 4(b)(i)(A).

The Borrowed Firm Shares and the Company Top-Up Firm Shares (as defined in Section 11(a)) are herein referred to collectively as the “Firm Shares.” Any Optional Shares sold to the Underwriters by the Forward Sellers pursuant to Section 4(b) upon exercise of the option described in Section 4(b) are herein referred to as the “Borrowed Optional Shares,” and any Optional Shares sold to the Underwriters by the Company pursuant to Section 4(b) upon exercise of such option, together with any Company Top-Up Optional Shares (as defined in Section 11(a)), are herein referred to as the “Company Optional Shares.” The Company Top-Up Firm Shares and the Company Optional Shares are herein referred to collectively as the “Company Shares.” The Borrowed Firm Shares and the Borrowed Optional Shares are herein referred to collectively as the “Borrowed Shares.” The Firm Shares and the Optional Shares are herein collectively called the “Shares.”

2.            Representations and Warranties of the Company. In connection with the offering of the Shares, the Company represents and warrants to, and agrees with, the several Underwriters, each Forward Seller and each Forward Purchaser as follows:

(a)            A registration statement on Form S-3 (Registration No. 333-277448) relating to the Shares has (i) been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the “Act”), and the rules and regulations of the Securities and Exchange Commission (the “Commission”) thereunder (the “Rules and Regulations”), (ii) been filed with the Commission under the Act and (iii) become effective under the Act. As used in this Agreement:

(i)             “Applicable Time” means 6:40 p.m., New York City time, on the date hereof;

(ii)            “Effective Date” means the date as of which any part of the Registration Statement (as defined below) relating to the offering of the Shares is deemed to have become effective under the Act in accordance with Rule 430B of the Rules and Regulations;

(iii)           “Issuer Free Writing Prospectus” means each “free writing prospectus” (as defined in Rule 405 of the Rules and Regulations) prepared by or on behalf of the Company or used or referred to by the Company in connection with the offering of the Shares;

(iv)           “Most Recent Preliminary Prospectus” means the latest Preliminary Prospectus (as defined below), which, for purposes of this Agreement, shall be the Preliminary Prospectus dated February 28, 2024;

(v)            “Preliminary Prospectus” means any preliminary prospectus relating to the Shares included in the Registration Statement or filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations (including, for purposes of this definition, any documents incorporated by reference therein as of the Applicable Time), including any preliminary prospectus supplement relating to the Shares;

(vi)           “Pricing Disclosure Package” means, as of the Applicable Time, the Most Recent Preliminary Prospectus, together with each Issuer Free Writing Prospectus set forth on Exhibit B hereto, if any, and the additional information set forth on Exhibit B hereto, if any;

(vii)          “Prospectus” means the final prospectus relating to the Shares, including any prospectus supplement thereto relating to the Shares, as filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations; and

(viii)         “Registration Statement” means, collectively, the various parts of such registration statement, each as amended as of the Effective Date for such part, including any Preliminary Prospectus or the Prospectus and all exhibits to such registration statement.

Any reference to any Preliminary Prospectus or the Prospectus shall be deemed to include any documents incorporated by reference therein pursuant to Form S-3 under the Act as of the date of such Preliminary Prospectus or the Prospectus, as the case may be. Any reference to any amendment or supplement to any Preliminary Prospectus or the Prospectus shall be deemed to include any document filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of such Preliminary Prospectus or the Prospectus, as the case may be, and incorporated by reference in such Preliminary Prospectus or the Prospectus, as the case may be. The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending the effectiveness of the Registration Statement, and, to the knowledge of the Company, no proceeding or examination for such purpose or pursuant to Section 8A of the Act against the Company or related to the offering has been instituted or threatened by the Commission. The Commission has not notified the Company of any objection to the use of the form of the Registration Statement.

(b)            The Company was at the time of the initial filing of the Registration Statement, has been at all relevant determination dates thereafter (as provided in clause (2) of the definition of “well-known seasoned issuer” in Rule 405 of the Rules and Regulations), is on the date hereof and will be on the Closing Date (as defined below) a “well-known seasoned issuer” (as defined in Rule 405 of the Rules and Regulations), including not having been an “ineligible issuer” (as defined in Rule 405 of the Rules and Regulations) at any such time or date. The Registration Statement is an “automatic shelf registration statement” (as defined in Rule 405 of the Rules and Regulations) and was filed not earlier than the date that is three years prior to the Closing Date. The conditions for use of Form S-3, as set forth in the General Instructions thereto, have been satisfied.

(c)            The Registration Statement, on the Effective Date and the Closing Date, conformed and will conform in all material respects, and any amendments to the Registration Statement filed after the date hereof and on or prior to the Closing Date will conform in all material respects, when filed, to the requirements of the Act and the Rules and Regulations. Any Preliminary Prospectus conformed or will conform, and the Prospectus will conform, in all material respects when filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations and on the Closing Date to the requirements of the Act and the Rules and Regulations. The documents incorporated by reference in any Preliminary Prospectus or the Prospectus conformed, and any further documents so incorporated will conform, when filed with the Commission, in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder.

(d)            The Registration Statement did not, as of the Effective Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, that no representation or warranty is made (i) as to information contained in or omitted from the Registration Statement in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information consists solely of the information specified in Section 8(b), or (ii) with respect to any Statement of Eligibility (Form T-1) under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), filed as an exhibit thereto.

(e)            The Prospectus will not, as of its date and on the Closing Date, include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, that no representation or warranty is made as to information contained in or omitted from the Prospectus in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information consists solely of the information specified in Section 8(b).

(f)            The documents incorporated by reference in any Preliminary Prospectus or the Prospectus did not, and any further documents filed and incorporated by reference therein will not, when filed with the Commission, include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(g)            The Pricing Disclosure Package will not, as of the Applicable Time, include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, that no representation or warranty is made as to information contained in or omitted from the Pricing Disclosure Package in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information consists solely of the information specified in Section 8(b). The Company hereby consents to the use of the Pricing Disclosure Package in connection with the sale and distribution of the Shares by the Underwriters.

(h)            Each Issuer Free Writing Prospectus (including, without limitation, any road show that is a free writing prospectus under Rule 433 of the Rules and Regulations), when considered together with the Pricing Disclosure Package as of the Applicable Time, will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, that no representation or warranty is made as to information contained in or omitted from any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information consists solely of the information specified in Section 8(b).

(i)            Each Issuer Free Writing Prospectus conformed or will conform in all material respects to the requirements of the Act and the Rules and Regulations on the date of first use, and the Company has complied with any filing requirements applicable to such Issuer Free Writing Prospectus pursuant to the Rules and Regulations. The Company has not, on or prior to the date hereof, made any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus, except as set forth on Exhibit C hereto. The Company has retained in accordance with the Rules and Regulations all Issuer Free Writing Prospectuses that were not required to be filed pursuant to the Rules and Regulations.

(j)            The Company has not distributed and, prior to the later of the First Closing Date (as defined below) and completion of the distribution of the Shares, will not distribute any offering material in connection with the offering and sale of the Shares other than any Preliminary Prospectus, the Prospectus and each Issuer Free Writing Prospectus set forth on Exhibit C hereto or any Issuer Free Writing Prospectus to which the Representatives have consented in accordance with Section 5(e).

(k)            The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Arizona. The Company has the requisite corporate power and corporate authority to conduct its business as such business is currently being conducted as described in the Pricing Disclosure Package and is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions (i) in which its ownership or lease of property or the conduct of its business requires such qualification and (ii) where the failure to be so qualified would be reasonably likely to have a material adverse effect on the current or future financial condition, shareholders’ equity or results of operations of the Company and its consolidated subsidiaries, taken as a whole (a “Material Adverse Effect”).

(l)            The Company is not, and as a result of and after giving effect to the transactions contemplated by this Agreement, the Forward Sale Agreements and any Additional Forward Sale Agreements, including, without limitation, (i) the issuance, sale and delivery of the Shares, if any, (ii) the issuance, sale and delivery of the shares of Stock upon settlement of the Forward Sale Agreement and any Additional Forward Sale Agreement, and (iii) the application of the proceeds therefrom upon such settlement, in each case, as described in the Pricing Disclosure Package under the heading “Use of Proceeds”, will not be, an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (the “Investment Company Act”).

(m)            The financial statements of the Company referred to, incorporated by reference or contained in the Registration Statement and the Most Recent Preliminary Prospectus present fairly in all material respects the financial position of the Company as of the dates shown and the results of its operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis in all material respects with respect to the periods involved as stated therein (except as disclosed therein). Any schedule included in the Registration Statement presents fairly in all material respects the information required to be stated therein. The Company maintains systems of internal accounting controls and processes sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and (iii) assets are safeguarded from loss or unauthorized use that would have a material effect on the financial statements of the Company.

(n)            The Company has authorized capital stock as set forth in the Pricing Disclosure Package. All of the issued shares of capital stock of the Company have been duly and validly authorized, executed, issued and delivered and are fully paid and non-assessable. The shareholders and other security holders of the Company have no preemptive rights with respect to any shares of capital stock of the Company except as described in the Pricing Disclosure Package.

(o)            The statements set forth in the Pricing Disclosure Package under the caption “Description of Pinnacle West Common Stock”, insofar as they purport to constitute a summary of the terms of the Stock, are accurate and complete in all material respects.

(p)            Any Company Shares to be issued and sold to the Underwriters hereunder have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly executed, issued and delivered and fully paid and non-assessable. No holder of any Company Shares to be issued and sold to the Underwriters hereunder is or will be subject to personal liability by reason of being such a holder. The issuance and sale of the Company Shares are not subject to any preemptive rights, rights of first refusal or other similar rights of any securityholder of the Company or any other person or entity. The maximum number shares of Stock to be issued and sold by the Company under the Forward Sale Agreements and any Additional Forward Sale Agreements, whether pursuant to Physical Settlement, Net Share Settlement, as a result of an Acceleration Event (as such terms are defined in the Forward Sale Agreements or any Additional Forward Sale Agreements, as the case may be) or otherwise, have been duly authorized for issuance and sale to the Forward Purchasers pursuant to the Forward Sale Agreements and any Additional Forward Sale Agreements and, when issued and delivered by the Company pursuant to the Forward Sale Agreements and any Additional Forward Sale Agreements against payment of the consideration set forth therein (if any), will be validly issued, fully paid and non-assessable. No holder of the shares of Stock to be issued and sold by the Company under the Forward Sale Agreements and any Additional Forward Sale Agreements is or will be subject to personal liability by reason of being such a holder. The issuance and sale of the shares of Stock to be issued and sold by the Company under the Forward Sale Agreements and any Additional Forward Sale Agreements are not subject to any preemptive rights, rights of first refusal or other similar rights of any securityholder of the Company or any other person or entity.

(q)            The compliance by the Company with all of the provisions of this Agreement, the Forward Sale Agreements and any Additional Forward Sale Agreements and the performance by the Company of its obligations under this Agreement, the Forward Sale Agreements and any Additional Forward Sale Agreements, in each case, will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture or mortgage or other deed of trust, loan agreement or other agreement or instrument to which the Company or Arizona Public Service Company (“APS”) is a party or by which the Company or APS is bound or to which any of the property or assets of the Company or APS is subject, (ii) violate or result in a breach of the Articles of Incorporation, as amended, or Bylaws, as amended, of the Company or (iii) violate or result in a breach of any federal or state law, rule or regulation applicable to the Company or APS (excluding state securities and blue sky laws) or any judgment, order or decree of any court or governmental agency or body having jurisdiction over the Company or APS or any of their properties, except, in the case of clause (i) and clause (iii) above, for any such conflict, breach or violation that is not reasonably likely to have a Material Adverse Effect or to have a material adverse effect on the Company’s ability to perform its obligations under the Forward Sale Agreements or any Additional Forward Sale Agreements. No consent, approval, authorization, order, registration or qualification of or with any such court or federal or state governmental authority is required for the issue and sale of the Shares or the shares of Stock to be issued and sold by the Company under the Forward Sale Agreements and any Additional Forward Sale Agreements, or for the consummation by the Company of the transactions contemplated by this Agreement, the Forward Sale Agreements and any Additional Forward Sale Agreements, except (x) such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or blue sky laws in connection with the purchase and distribution of the Shares by the Underwriters and (y) the registration under the Act of the Shares.

(r)            This Agreement has been duly authorized, executed and delivered by the Company. Each Forward Sale Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company and, assuming due authorization, execution and delivery by the relevant Forward Purchaser, is enforceable against the Company in accordance with the terms thereof subject to (i) the effect of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors and (ii) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought (collectively, the “Enforceability Exceptions”). Each Additional Forward Sale Agreement (if any) has been duly authorized by the Company and, upon its execution and delivery by the Company, will be duly authorized, executed and delivered by the Company and will constitute a valid and binding agreement of the Company and, assuming due authorization, execution and delivery by the relevant Forward Purchaser, will be enforceable against the Company in accordance with the terms thereof subject to the Enforceability Exceptions.

(s)            Except as disclosed in the Pricing Disclosure Package and except with respect to applicable foreign, federal, state or local laws and regulations and any decision or order of any governmental agency or body or any court relating to the environment, the effect of the environment on human health or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), which are addressed solely by Section 2(cc), each of the Company and APS has all corporate powers and all governmental licenses, authorizations, consents and approvals required to carry on its respective business as now conducted, except where the failure to have any such license, authorization, consent or approval is not reasonably likely to have a Material Adverse Effect and, as to APS, except that (i) APS from time to time makes minor extensions of its system prior to the time a related franchise, certificate, license, consent or permit is procured, (ii) from time to time communities already being served by APS become incorporated and considerable time may elapse before a franchise, license, consent or permit is procured, (iii) certain franchises, licenses, consents or permits may have expired prior to the renegotiation thereof, (iv) under Arizona Revised Statutes Section 40-281.B, APS may extend distribution facilities into areas contiguous to its certificates of convenience and necessity not already served by another electric utility without extending its existing certificates or obtaining new certificates, (v) certain minor defects and exceptions may exist that, individually and in the aggregate, are not deemed material and (vi) no representation is made regarding the geographical scope of any franchise, certificate, license, consent or permit that is not specific as to its geographical scope.

(t)            Neither the Company nor any of its subsidiaries or, to the knowledge of the Company, any of their respective affiliates over which any of the foregoing exercises management control (each, a “Controlled Affiliate”) or any director or officer of the Company, any of its subsidiaries or any of their respective Controlled Affiliates (each, a “Manager”) is a Person (as defined in Section 2(u)): (i) listed in the annex to the Executive Order (as defined in Section 2(v)) or identified pursuant to Section 1 of the Executive Order; (ii) that is owned or controlled by, or acting for or on behalf of, any Person listed in the annex to the Executive Order or identified pursuant to the provisions of Section 1 of the Executive Order; (iii) with whom an Underwriter is prohibited from dealing or otherwise engaging in any transaction by any terrorism or anti-laundering law, including the Executive Order; (iv) who commits, threatens, conspires to commit, or support “terrorism” as defined in the Executive Order; (v) who is named as a “Specially designated national or blocked person” on the most current list published by the Office of Foreign Assets Control of the United States Department of the Treasury (“OFAC”) at its official website, at https://www.treasury.gov/ofac/downloads/sdnlist.pdf or any replacement website or other replacement official publication of such list; or (vi) who is owned or controlled by a Person listed above in clause (iii) or (v) (each, a “Prohibited Person”), and the Company, its subsidiaries and, to the knowledge of the Company, such Controlled Affiliates are in compliance with all applicable orders, rules and regulations of OFAC.

(u)            Neither the Company nor any of its subsidiaries or, to the knowledge of the Company, any of their respective Controlled Affiliates or Managers: (i) is the target of economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by OFAC and any similar economic or financial sanctions or trade embargoes of the type described in Section 2(t), Section 2(u), Section 2(v) and Section 2(w) and imposed, administered or enforced from time to time by the United States government, including the United States Department of State (collectively, the “Sanctions”); (ii) is owned or controlled by, or acts on behalf of, any individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture, limited liability company or other entity, or a government or any political subdivision or agency thereof (each, a “Person”) that is targeted by United States or multilateral economic or trade sanctions currently in force; (iii) is, or is owned or controlled by, a Person who is located, organized or resident in a country or territory that is, or whose government is, the subject of Sanctions, including, without limitation, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic or any other Covered Region of Ukraine identified pursuant to Executive Order 14065, the Crimea Region and the non-government controlled areas of the Zaporizhzhia and Kherson Regions of Ukraine, Cuba, Iran, North Korea, Sudan and Syria; or (iv) is named, identified or described on any list of Persons with whom United States Persons may not conduct business, including any such blocked persons list, designated nationals list, denied persons list, entity list, debarred party list, unverified list, sanctions list or other such lists published or maintained by the United States, including OFAC, the United States Department of Commerce or the United States Department of State.

(v)            None of the Company’s or its subsidiaries’ assets constitute property of, or are beneficially owned, directly or indirectly, by any Person that is the target of Sanctions, including, but not limited to, the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701 et seq., The Trading with the Enemy Act, 50 U.S.C. App. 1 et seq. (the “Trading With the Enemy Act”), any of the foreign assets control regulations of the Treasury (31 C.F.R., Subtitle B, Chapter V, as amended) (the “Foreign Assets Control Regulations”) or any enabling legislation or regulations promulgated thereunder or executive order relating thereto (which includes, without limitation, (i) Executive Order No. 13224, effective as of September 24, 2001, and relating to Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001)) (the “Executive Order”) and (ii) the USA PATRIOT Act), if the result of such ownership would be that the Shares would be in violation of law (“Embargoed Person”). No Embargoed Person has any interest of any nature whatsoever in the Company if the result of such interest would be that the offering and the issuance of the Shares would be in violation of law. The Company has not engaged in business with Embargoed Persons if the result of such business would be that the offering and the issuance of the Shares would be in violation of law. The Company will not, directly or indirectly, use the proceeds of the offering of the Shares, or contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person, (1) to fund any activities or business of or with any Person, or in any country or territory, that, at the time of such funding, is, or whose government is, the subject of Sanctions, or (2) in any other manner that would result in a violation of Sanctions or laws, rules and regulations of any jurisdiction applicable to the Company or its subsidiaries from time to time concerning or relating to bribery or corruption (collectively, the “Anti-Corruption Laws”) by any Person (including any Person holding the Shares). Neither the Company nor any Controlled Affiliate (A) is or will become a “blocked person” as described in the Executive Order, the Trading With the Enemy Act or the Foreign Assets Control Regulations or (B) to the knowledge of the Company, engages in any dealings or transactions, or is otherwise associated, with any such “blocked person”. For purposes of determining whether or not a representation is true under this Section 2(v), the Company shall not be required to make any investigation into (x) the ownership of publicly traded stock or other publicly traded securities or (y) the beneficial ownership of any collective investment fund.

(w)            Neither the Company nor any of its subsidiaries or, to the knowledge of the Company and its subsidiaries, any of their Managers, has failed to comply with the United States Foreign Corrupt Practices Act, as amended from time to time (the “FCPA”), or any other applicable anti-bribery laws or Anti-Corruption Laws, and it and they have not made, offered, promised or authorized, and will not make, offer, promise or authorize, whether directly or indirectly, any payment, of anything of value to (i) an executive, official, employee or agent of a governmental department, agency or instrumentality, (ii) a director, officer, employee or agent of a wholly or partially government-owned or -controlled company or business, (iii) a political party or official thereof, or candidate for political office or (iv) an executive, official, employee or agent of a public international organization (e.g., the International Monetary Fund or the World Bank) (each, a “Government Official”) while knowing or having a reasonable belief that all or some portion will be used for the purpose of: (x) influencing any act, decision or failure to act by a Government Official in his or her official capacity, (y) inducing a Government Official to use his or her influence with a government or instrumentality to affect any act or decision of such government or entity or (z) securing an improper advantage, in each case in order to obtain, retain or direct business.

(x)            The interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto in all material respects. The Company’s disclosure controls and procedures provide reasonable assurance that the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement and the Prospectus is prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(y)            APS is a corporation duly organized, validly existing and in good standing under the laws of the State of Arizona. All of the issued shares of capital stock of APS have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly by the Company, free and clear of all liens, encumbrances, equities and claims, other than liens for taxes, assessments or other governmental charges or levies not at the time delinquent or thereafter payable without penalty or being contested in good faith by appropriate proceedings and for which adequate reserves shall have been made.

(z)            Since the respective dates as of which information is given in the Pricing Disclosure Package, there has not been any material adverse change in or affecting the financial condition, shareholders’ equity or results of operations of the Company and its consolidated subsidiaries, taken as a whole, other than as set forth or contemplated in the Pricing Disclosure Package.

(aa)         Other than as set forth in the Pricing Disclosure Package, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party that, if determined adversely to the Company or any of its subsidiaries, would be reasonably likely to have a Material Adverse Effect and, to the Company’s knowledge, no such proceedings are threatened by governmental authorities or others.

(bb)         To the extent material to the Company and APS, taken as a whole, they have good and marketable title to the real and personal property owned by them, and any real properties and buildings held under lease by the Company or APS are held under valid and enforceable leases, in each case free and clear of all liens, encumbrances and defects except such as are described in the Pricing Disclosure Package or such as do not and are not reasonably likely to have a Material Adverse Effect; provided, however, that (i) this representation and warranty as to leases shall not extend to property held under lease from the Navajo Nation or under easement from the federal government, (ii) this representation and warranty shall not extend to easements and rights-of-way from Indian tribes for lines and systems and (iii) this representation and warranty shall not extend to the potential effect on any material lease of a bankruptcy filing of any lessor, certain issues with respect to all of which are set forth in the Company’s periodic reports filed with the Commission under the Exchange Act.

(cc)          Except as disclosed in the Pricing Disclosure Package, the operations and properties of the Company and APS comply with all Environmental Laws, except where the necessity of compliance therewith is being contested in good faith by appropriate proceedings or such non-compliance with Environmental Laws is not reasonably likely to have a Material Adverse Effect.

(dd)         There are no contracts, agreements or understandings between the Company and any person or entity granting such person or entity the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or entity or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act.

(ee)         The Company is a “holding company”, as such term is defined in the Public Utility Holding Company Act of 2005 (the “PUHCA”). No approval, authorization or consent is required under the PUHCA in connection with the issuance or sale of the Shares.

(ff)           Except as disclosed in the Registration Statement, the Preliminary Prospectus and the Prospectus, the Company has no knowledge of any security breach or other compromise of or relating to any of the Company’s or its subsidiaries’ information technology and computer systems, networks, hardware, software, data (including the data of their respective customers, employees, suppliers and vendors and any third party data maintained by or on behalf of them), equipment or technology (collectively, “IT Systems and Data”), except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company and its subsidiaries have not been notified of, and have no knowledge of any event or condition that would reasonably be expected to result in, any security breach or other compromise to their IT Systems and Data, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company and its subsidiaries are presently in compliance with all applicable laws and statutes, all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, all internal policies and all contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company and its subsidiaries have implemented backup and disaster recovery technology consistent with industry standards and practices. The Company and its subsidiaries have policies and procedures in place designed to ensure the integrity and security of the IT Systems and Data and comply with such policies and procedures in all material respects.

(gg)         Any certificate signed by an officer of the Company and delivered to the Representatives, any Forward Seller or any Forward Purchaser or to counsel for the Underwriters or counsel to the Forward Sellers or the Forward Purchasers, as the case may be, in connection with the offering of the Shares shall be deemed a representation and warranty by the Company, as to matters covered thereby on the date of such certificate, to each Underwriter, each Forward Seller and each Forward Purchaser.

(hh)         The outstanding shares of Stock are listed on the New York Stock Exchange (the “NYSE”).

(ii)           In connection with entering into the Forward Sale Agreements and any Additional Forward Sale Agreements, the Company will not acquire any long position (either directly or indirectly, including through an Affiliate or through a derivative transaction) with respect to shares of Stock. For purposes of this Section 2(ii), “Affiliate” means, with respect to any person or entity, any other person or entity directly or indirectly controlling, controlled by, or under common control with such person or entity. For purposes of this definition, “control” when used with respect to any person or entity means ownership of 50% or more of the voting power or value of such person or entity.

3.            Representations and Warranties by the Forward Sellers. Each Forward Seller, severally and not jointly, represents and warrants to, and agrees with, each Underwriter and the Company that:

(a)           This Agreement has been duly authorized, executed and delivered by such Forward Seller and, at the First Closing Date and any Optional Closing Date, as applicable, such Forward Seller will have full right, power and authority to sell, transfer and deliver the Borrowed Firm Shares or the Borrowed Optional Shares, as the case may be, to the extent that it is required to transfer such Borrowed Shares hereunder.

(b)           Each of the Forward Sale Agreements has been duly authorized, executed and delivered by the applicable Forward Purchaser and constitutes a valid and binding agreement of the applicable Forward Purchaser and, assuming due authorization, execution and delivery by the Company, is enforceable against such Forward Purchaser in accordance with the terms thereof subject to the Enforceability Exceptions. Each Additional Forward Sale Agreement (if any) has been duly authorized by the applicable Forward Purchaser and, upon its execution and delivery by the applicable Forward Purchaser, will be duly authorized, executed and delivered by such Forward Purchaser and will constitute a valid and binding agreement of such Forward Purchaser and, assuming due authorization, execution and delivery by the Company, will be enforceable against such Forward Purchaser in accordance with the terms thereof subject to the Enforceability Exceptions.

(c)            Such Forward Seller will, on the First Closing Date and any Optional Closing Date, have the free and unqualified right to transfer any Borrowed Firm Shares or Borrowed Optional Shares, as the case may be, to the extent that it is required to transfer such Borrowed Shares hereunder, free and clear of any security interest, mortgage, pledge, lien, charge, claim, equity or encumbrance of any kind. Upon delivery of such Borrowed Shares and payment of the purchase price therefor as herein contemplated, assuming each of the Underwriters has no notice of any adverse claim, each of the Underwriters will have the free and unqualified right to transfer any such Borrowed Shares purchased by it from such Forward Seller, free and clear of any security interest, mortgage, pledge, lien, charge, claim, equity or encumbrance of any kind.

4.            Purchase, Sale and Delivery of Shares.

(a)            Firm Shares.

(i)	On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, each of the Forward Sellers (with respect to the Borrowed Firm Shares) and the Company (with respect to any Company Top-Up Firm Shares), severally and not jointly, agrees to sell to the several Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from each of the Forward Sellers (with respect to the Borrowed Firm Shares) and the Company (with respect to any Company Top-Up Firm Shares) the respective number of Borrowed Firm Shares (and a proportional number of Company Top-Up Firm Shares, if applicable) set forth opposite such Underwriter’s name in Exhibit A hereto (with respect to the Borrowed Firm Shares, in the column pertaining to such Forward Seller) (or such number increased as set forth in Section 11) at a price per share of $64.505 (the “Purchase Price”).

(ii)	If (w) any of the representations and warranties of the Company contained in Section 2 or any certificate delivered pursuant hereto are not true and correct in all material respects (or if qualified by material or Material Adverse Effect, in all respects) as of the First Closing Date, (x) the Company has not performed all of the additional obligations required to be performed by it under this Agreement on or prior to the First Closing Date, (y) any of the conditions set forth in Section 7 have not been satisfied on or prior to the First Closing Date, or (z) all of the “Conditions to Effectiveness” set forth in Section 3 of any Forward Sale Agreement are not satisfied on or prior to the First Closing Date (clauses (w) through (z), together, the “Conditions”), then such Forward Seller, in its sole discretion, may elect not to deliver for sale to the Underwriters the Borrowed Firm Shares. In addition, in the event that, (A) a Forward Purchaser (or its affiliated Forward Seller, as applicable) is unable to borrow and deliver for sale under this Agreement a number of shares of Stock equal to the number of Borrowed Firm Shares to be sold by it hereunder or (B) in a Forward Purchaser’s commercially reasonable judgment, either it is impracticable to do so or such Forward Purchaser (or, if applicable, its affiliated Forward Seller) would incur a Stock Loan Fee (as defined in the applicable Forward Sale Agreement) of more than 25 basis points per annum to borrow and deliver for sale under this Agreement a number of shares of Stock equal to the number of Borrowed Firm Shares to be sold by it hereunder, then, in each case, such Forward Seller shall only be required to deliver for sale to the Underwriters on the First Closing Date the aggregate number of shares of Stock that the Forward Purchaser (or its affiliated Forward Seller, as applicable) is able to so borrow at or below such cost, which, for the avoidance of doubt, may be zero.

(b)            Optional Shares.

(i)	On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Underwriters shall have the option to purchase (pursuant to clause (A) or clause (B) below, as applicable, severally and not jointly, upon written notice from the Representatives given to the Company from time to time not more than 30 days subsequent to the date hereof) 1,466,165 Optional Shares at a price per share equal to the Purchase Price referred to in Section 4(a)(i) less an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm Shares but not payable on the Optional Shares (the “Option Purchase Price”). Such Optional Shares shall be purchased for the account of each Underwriter in proportion to the number of Borrowed Firm Shares set forth opposite such Underwriter’s name in Exhibit A hereto (subject to adjustment to eliminate fractions). The right to purchase the Optional Shares or any portion thereof may be exercised from time to time and to the extent not previously exercised may be surrendered and terminated at any time upon notice by the Representatives to the Company. Following delivery of an exercise notice:

(A)            The Company may, in its sole discretion, within one business day after such notice is given, execute and deliver to each Forward Purchaser an additional letter agreement substantially in the form attached hereto as Exhibit F between the Company and the applicable Forward Purchaser (each, an “Additional Forward Sale Agreement”) providing for the forward sale by the Company, subject to the Company’s right to elect Cash Settlement or Net Share Settlement (as such terms are defined in such Additional Forward Sale Agreement), of a number of shares of Stock equal to the aggregate number of Optional Shares being purchased by the Underwriters from such Forward Seller pursuant to the exercise of such option. Upon the Company’s execution and delivery to such Forward Purchaser of such Additional Forward Sale Agreement, such Forward Purchaser shall promptly execute and deliver to the Company such Additional Forward Sale Agreement, and upon such execution and delivery to the Company, on the basis of the representations, warranties and agreements contained herein, but subject to the terms and conditions herein stated, each of the Forward Sellers and the Company (with respect to any Company Top-Up Optional Shares), severally and not jointly, hereby agrees to sell to the several Underwriters such number of Optional Shares to be sold by such Forward Seller at the Option Purchase Price.

(B)            If the Company does not timely execute and deliver the Additional Forward Sale Agreements pursuant to clause (A) above, then on the basis of the representations, warranties and agreements contained in this Agreement, and subject to the terms and conditions stated herein, the Company hereby agrees to sell to the several Underwriters the aggregate number of Optional Shares with respect to which the option is being exercised at the Option Purchase Price.

(ii)	If the Company has entered into an Additional Forward Sale Agreement with a Forward Purchaser pursuant to Section 4(b)(i)(A), and (w) any of the representations and warranties of the Company contained in Section 2 or any certificate delivered pursuant hereto are not true and correct in all material respects (or if qualified by material or Material Adverse Effect, in all respects) as of the relevant Optional Closing Date, (x) the Company has not performed all of the additional obligations required to be performed by it under this Agreement on or prior to the relevant Optional Closing Date, (y) any of the conditions set forth in Section 7 have not been satisfied on or prior to the relevant Optional Closing Date, or (z) all of the “Conditions to Effectiveness” set forth in Section 3 of the relevant Additional Forward Sale Agreement are not satisfied on or prior to the relevant Optional Closing Date (clauses (w) through (z), together, the “Additional Conditions”), then its affiliated Forward Seller, in its sole discretion, may elect not to deliver for sale to the Underwriters on the relevant Optional Closing Date the Borrowed Optional Shares. In addition, in the event that(A) a Forward Purchaser (or its affiliated Forward Seller, as applicable) is unable to borrow and deliver for sale under this Agreement a number of shares of Stock equal to the number of Borrowed Optional Shares to be sold by it hereunder or (B) in such Forward Purchaser’s commercially reasonably judgment, either it is impracticable to do so or such Forward Purchaser (or, if applicable, its affiliated Forward Seller) would incur a Stock Loan Fee (as defined in the applicable Forward Sale Agreement) of more than 25 basis points per annum to borrow and deliver for sale under this Agreement a number of shares of Stock equal to the number of Borrowed Optional Shares to be sold by it hereunder, then, in each case, such Forward Seller shall only be required to deliver for sale to the Underwriters on the relevant Optional Closing Date the aggregate number of shares of Stock that the Forward Purchaser (or its affiliated Forward Seller, as applicable) is able to so borrow at or below such cost, which, for the avoidance of doubt, may be zero.

(iii)	If (A) a Forward Seller elects, pursuant to Section 4(a)(ii), not to deliver for sale to the Underwriters on the First Closing Date the total number of Borrowed Firm Shares to be sold by it hereunder, or (B) a Forward Purchaser has entered into an Additional Forward Sale Agreement with the Company pursuant to Section 4(b)(i)(A) and it elects, pursuant to Section 4(b)(ii), not to deliver for sale to the Underwriters on the relevant Optional Closing Date the total number of Borrowed Optional Shares to be sold by it hereunder for such Optional Closing Date, such Forward Seller will use its commercially reasonable efforts to notify the Company of such election no later than 5:00 p.m., New York City time, on the business day prior to the First Closing Date or such Optional Closing Date, as the case may be. Notwithstanding anything to the contrary herein, in no event will the Company be required to issue or deliver the applicable Company Top-Up Shares (as defined in Section 11) prior to the business day following notice to the Company of the relevant number of Securities so deliverable in accordance with this Section 4.

(c)            Payment.

(i)	The time and date of delivery and payment shall be, with respect to the Firm Shares, 10:00 a.m., New York City time, on March 4, 2024 or such other time and date as the Representatives, the Forward Sellers, the Forward Purchasers and the Company may agree upon in writing and, with respect to the Optional Shares, 10:00 a.m., New York City time, on the date specified by the Representatives in the written notice given by the Representatives of the Underwriters’ election to purchase such Optional Shares, or such other time and date as the Representatives, the Forward Sellers, the Forward Purchasers and the Company may agree upon in writing. The time and date for delivery of the Firm Shares is herein called the “First Closing Date”. Each time for the delivery of and payment for the Optional Shares (each, an “Optional Closing Date”), which may be the First Closing Date (but shall not be earlier than the First Closing Date), shall be determined by the Representatives but shall be not earlier than two full business days (except with respect to the delivery of and payment for any Optional Shares on the First Closing Date) and not later than five full business days after written notice of election to purchase Optional Shares is given. Each such date for delivery and payment is herein called a “Closing Date”. It is understood that the Underwriters will offer the Shares for sale as set forth in the Pricing Disclosure Package and the Prospectus.

(ii)	The Firm Shares and the Optional Shares, if any, shall be in global form, registered in the name of Cede & Co. and shall be delivered through the facilities of The Depository Trust Company (“DTC”). Each Forward Seller (with respect to the Borrowed Firm Shares and, if applicable, with respect to any Borrowed Optional Shares to be sold by it hereunder) and/or the Company (with respect to any Company Shares) will deliver the Shares to be delivered by it to the Representatives in book-entry form through the facilities of DTC, against payment of the purchase price therefor by wire transfer of federal (same-day) funds to an account of the relevant Forward Seller and/or to an account of the Company, as the case may be. Each Forward Seller, as applicable, and the Company shall specify such accounts to the Representatives at least 24 hours in advance. The Company will cause any certificates representing Company Shares to be made available for checking and packaging at least 24 hours prior to the relevant Closing Date with respect thereto at the office of DTC or its designated custodian.

5.            Covenants of the Company. The Company covenants and agrees with each Underwriter, each Forward Seller and each Forward Purchaser that, with respect to the offering of the Shares:

(a)           The Company will file any Preliminary Prospectus and the Prospectus with the Commission pursuant to and in accordance with Rule 424(b) of the Rules and Regulations. If requested by the Representatives, the Company will prepare a final term sheet, containing solely a description of the Shares, in a form approved by the Representatives and will file such final term sheet pursuant to Rule 433(d) of the Rules and Regulations within the time required by such Rule. The Company will file all other material required to be filed by the Company with the Commission pursuant to Rule 433(d) of the Rules and Regulations.

(b)           The Company will advise the Representatives, the Forward Sellers and the Forward Purchasers promptly of any proposed amendment or supplementation of the Registration Statement, any Preliminary Prospectus, the Pricing Disclosure Package or the Prospectus that it proposes to make between the date hereof and the Closing Date (other than any periodic report to be filed by the Company under the Exchange Act during such period). The Company will provide the Underwriters and their counsel, and the Forward Sellers and Forward Purchasers and their counsel, with a draft of such amendment or supplement prior to filing and will reasonably consider any changes proposed in writing by counsel for the Underwriters based on legal grounds. The Company will also advise the Representatives, the Forward Purchasers and the Forward Sellers of the institution by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus or of the initiation or threatening of any proceeding or examination for such purpose or pursuant to Section 8A of the Act against the Company or related to the offering known to the Company, or of any notice from the Commission objecting to the use of the form of the Registration Statement or any post-effective amendment thereto and will use its best efforts to prevent the issuance of any such stop order or of any order preventing the use of any Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus and to obtain as soon as reasonably practicable its lifting, if issued.

(c)           The Company will pay the applicable Commission filing fees relating to the Shares within the time required by Rule 456(b)(1)(i) of the Rules and Regulations.

(d)           If, at any time when a prospectus relating to the Shares is required to be delivered under the Act (including in circumstances where such requirement can be satisfied pursuant to Rule 172 of the Rules and Regulations), any event occurs as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact, or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend or supplement the Registration Statement or the Prospectus to comply with applicable law, the Company promptly will (i) notify the Underwriters, the Forward Sellers and the Forward Purchasers of such event and (ii) prepare and file with the Commission an amendment or supplement that will correct such statement or omission or an amendment that will effect such compliance. Consent to any such amendment or supplement by the Representatives, any Forward Seller or any Forward Purchaser, or the Underwriters’ delivery of any such amendment or supplement, shall not constitute a waiver of any conditions set forth in Section 7.

(e)           The Company will not make any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Representatives except as set forth on Exhibit C hereto.

(f)            The Company will retain in accordance with the Rules and Regulations all Issuer Free Writing Prospectuses not required to be filed pursuant to the Rules and Regulations. If, at any time when a prospectus relating to the Shares is required to be delivered under the Act (including in circumstances where such requirement can be satisfied pursuant to Rule 172 of the Rules and Regulations), any events shall have occurred as a result of which any Issuer Free Writing Prospectus, as then amended or supplemented, would conflict with the information in the Registration Statement, the Most Recent Preliminary Prospectus or the Prospectus or would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if for any other reason it shall be necessary to amend or supplement any Issuer Free Writing Prospectus, the Company will notify the Representatives, the Forward Purchasers and the Forward Sellers and will amend or supplement such Issuer Free Writing Prospectus to correct such conflict, statement or omission and the Company will comply with any filing requirements applicable to such amended or supplemented Issuer Free Writing Prospectus in accordance with the Rules and Regulations.

(g)           As soon as practicable, but not later than 18 months after the date hereof, the Company will make generally available to its security holders (which may be satisfied by filing with the Commission on its Electronic Data Gathering, Analysis and Retrieval System) an earning statement or statements (which need not be audited) covering a period of at least 12 months beginning after the effective date of the Registration Statement (as defined in Rule 158(c) of the Rules and Regulations), which will satisfy the provisions of Section 11(a) of the Act and the Rules and Regulations.

(h)           The Company will furnish to the Underwriters, the Representatives, the Forward Sellers and the Forward Purchasers such conformed copies of the Registration Statement (including all exhibits) and any Preliminary Prospectus, the Prospectus and any Issuer Free Writing Prospectus, and all amendments or supplements to such documents, as may be reasonably requested by the Underwriters, the Representatives, the Forward Sellers or the Forward Purchasers, as the case may be; provided, that the Company will not be required to deliver documents filed by it pursuant to the Exchange Act and thereby incorporated by reference in the Prospectus.

(i)            The Company will arrange or cooperate in arrangements for the qualification of the Shares for sale under the securities or blue sky laws of such jurisdictions as the Representatives designate and will continue such qualifications in effect so long as required for the distribution of the Shares; provided, that the Company shall not be required to qualify as a foreign corporation in any state, to consent to service of process in any state other than with respect to claims arising out of the offering or sale of the Shares or to meet other requirements deemed by it to be unduly burdensome.

(j)            The Company agrees to pay all costs and expenses relating to the following matters: (i) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), each Preliminary Prospectus, the Prospectus, each Issuer Free Writing Prospectus or any amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, each Preliminary Prospectus, the Prospectus, each Issuer Free Writing Prospectus or any amendment or supplement thereto or any document incorporated by reference therein, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Shares; (iii) the preparation, printing, authentication, issuance and delivery of any certificates for the Shares, including any stamp or transfer taxes in connection with the original issuance and sale of the Shares; (iv) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Shares; (v) the listing of the Shares on the NYSE; (vi) all expenses and application fees related to the listing of the maximum number of shares of Stock deliverable to the Forward Purchasers pursuant to the Forward Sale Agreements and any Additional Forward Sale Agreements, whether pursuant to Physical Settlement, pursuant to Net Share Settlement, as a result of an Acceleration Event (as such terms are defined in the Forward Sale Agreement or Additional Forward Sale Agreement, as applicable) or otherwise, on the NYSE; (vii) any registration or qualification of the Shares for offer and sale under the securities or blue sky laws of the several states (including filing fees and the reasonable and documented fees and expenses of counsel for the Underwriters, Forward Sellers and Forward Purchasers relating to such registration and qualification, with such fees and expenses of counsel not exceeding $20,000 in the aggregate); (viii) the transportation and other expenses incurred by or on behalf of Company representatives (other than the Underwriters) in connection with presentations to prospective purchasers of the Shares; (ix) the fees and expenses of the Company’s accountants and the fees and expenses of counsel for the Company; and (x) all other costs and expenses incident to the performance by the Company of its obligations hereunder. It is understood, however, that, except as provided in this Section 5(j), Section 8 and Section 9, the Underwriters, Forward Purchasers and Forward Sellers will pay all of their own costs and expenses.

(k)           For a period of 60 days after the date hereof, the Company will not (a) offer, sell, contract to sell, pledge, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise dispose of, directly or indirectly, or file with the Commission a registration statement under the Act relating to, any additional shares of its Stock or securities convertible into, redeemable for or exchangeable or exercisable for any shares of its Stock, or publicly disclose the intention to undertake any of the foregoing, or (b) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Stock or any such other securities, whether any such transaction described in clause (a) or (b) above is to be settled by delivery of Stock or such other securities, in cash or otherwise, without the prior written consent of the Representatives; provided, however, that the Company may (i) issue and sell the Shares to be sold hereunder or the shares of Stock (if any) to be issued to the Forward Purchasers pursuant to the Forward Sale Agreements and any Additional Forward Sale Agreements, whether pursuant to Physical Settlement, Net Share Settlement or the provisions of “Acceleration Events” (as such terms are defined in the Forward Sale Agreements or Additional Forward Sale Agreements, as applicable) or otherwise, (ii) issue shares of Stock pursuant to the conversion or exchange of convertible or exchangeable securities, the exercise of warrants or options (including through net exercise) or the settlement of restricted stock units (including through net settlement) or the conversion, exchange, exercise or settlement of other stock-based awards, in each case outstanding on the date of this Agreement and issued pursuant to a plan described in the Prospectus, or (iii) grant stock options, restricted stock, restricted stock units, or other equity-based awards and the issuance of shares of Stock or securities convertible into or exercisable or exchangeable for shares of Stock (whether upon the exercise of stock options, settlement of restricted stock units or otherwise) to employees, officers, directors, advisors, or consultants of the Company and its subsidiaries pursuant to the Company’s existing equity compensation plan in effect as of the date hereof and described in the Prospectus or any assumed benefit plan pursuant to an acquisition or similar strategic transaction.

(l)            If, immediately prior to the third anniversary (the “Renewal Deadline”) of the initial effective date of the Registration Statement, any of the Shares remain unsold by the Underwriters and/or the Forward Sellers, the Company will, prior to the Renewal Deadline, file, if it has not already done so and is eligible to do so, a new automatic shelf registration statement relating to the Shares (in which case the Company will provide the Representatives and counsel for the Representatives, and the Forward Sellers, Forward Purchasers and counsel for the Forward Sellers and Forward Purchasers, with a draft of such automatic shelf registration statement prior to filing and will reasonably consider any changes proposed in writing by counsel for the Representatives based on legal grounds). If at the Renewal Deadline the Company is no longer eligible to file an automatic shelf registration statement, the Company will, prior to the Renewal Deadline, if it has not already done so, file a new shelf registration statement relating to the Shares (in which case the Company will provide the Representatives and counsel for the Representatives, and the Forward Sellers, Forward Purchasers and counsel for the Forward Sellers and Forward Purchasers, with a draft of such new shelf registration statement prior to filing and will reasonably consider any changes proposed in writing by counsel(s) for the Representatives, the Forward Sellers and the Forward Purchasers based on legal grounds), and will use its best efforts to cause such registration statement to be declared effective within 60 days after the Renewal Deadline. The Company will take all other action necessary or appropriate to permit the public offering and sale of the Shares to continue as contemplated in the expired registration statement relating to the Shares. References in this Section 5(m) to the Registration Statement shall include such new automatic shelf registration statement or such new shelf registration statement, as the case may be.

(m)          If at any time when Shares remain unsold by the Underwriters and/or the Forward Sellers the Company receives from the Commission a notice pursuant to Rule 401(g)(2) of the Rules and Regulations or otherwise ceases to be eligible to use the automatic shelf registration statement form, the Company will (i) promptly notify the Representatives, the Forward Purchasers and the Forward Sellers, (ii) promptly file a new registration statement or post-effective amendment on the proper form relating to the Shares (in which case the Company will provide the Representatives and counsel for the Representatives, and the Forward Purchasers and Forward Sellers and counsel for the Forward Purchasers and Forward Sellers, with a draft of such new registration statement or post-effective amendment prior to filing and will reasonably consider any changes proposed in writing by counsel(s) for the Representatives, the Forward Purchasers and the Forward Sellers based on legal grounds), (iii) use its best efforts to cause such registration statement or post-effective amendment to be declared effective and (iv) promptly notify the Representatives, the Forward Purchasers and the Forward Sellers of such effectiveness. The Company will take all other action necessary or appropriate to permit the public offering and sale of the Shares to continue as contemplated in the registration statement that was the subject of the notice pursuant to Rule 401(g)(2) of the Rules and Regulations or for which the Company has otherwise become ineligible. References in this Section 5(n) to the Registration Statement shall include such new registration statement or post-effective amendment, as the case may be.

(n)           The Company shall use its commercially reasonable efforts to cause the Company Shares and the maximum number of shares of Stock that may be issued and sold under the Forward Sale Agreements and any Additional Forward Sale Agreements to be approved for listing on the NYSE not later than the First Closing Date, subject to notice of issuance.

(o)           The Company shall use the net proceeds received by it from the sale of the Company Shares and the net proceeds received by it from the settlement of the Forward Sale Agreements and any Additional Forward Sale Agreements, in each case, pursuant to this Agreement in the manner specified in the Prospectus under the caption “Use of Proceeds”.

6.            Underwriter Free Writing Prospectus. Each Underwriter, Forward Seller and Forward Purchaser hereby agrees that, except for one or more term sheets containing the information set forth or referred to in Exhibit B hereto, it will not use, authorize use of, refer to or participate in the use of any “free writing prospectus”, as defined in Rule 405 of the Rules and Regulations (which term includes use of any written information furnished to the Commission by the Company and not incorporated by reference into the Registration Statement and any press release issued by the Company), other than (i) one or more term sheets relating to the Shares that are not Issuer Free Writing Prospectuses and that contain preliminary terms of the Shares and related customary information not inconsistent with any final term sheet filed by the Company pursuant to Section 5(a), (ii) a free writing prospectus that is not an Issuer Free Writing Prospectus and is not required to be filed with the Commission, (iii) a free writing prospectus that contains no “issuer information” (as defined in Rule 433(h)(2) of the Rules and Regulations) that was not included (including through incorporation by reference) in any Preliminary Prospectus or a previously filed Issuer Free Writing Prospectus, (iv) any Issuer Free Writing Prospectus prepared pursuant to Section 5(a) or Section 5(e) or (v) any free writing prospectus prepared by such Underwriter and approved by the Company in advance in writing.

7.            Conditions of the Obligations of the Underwriters and the Forward Sellers. The respective obligations of the several Underwriters and of the several Forward Sellers hereunder are subject to the accuracy of the representations and warranties on the part of the Company herein, to the accuracy of the statements of Company officers made pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

(a)           On the date hereof, the Representatives, the Forward Sellers and the Forward Purchasers shall have received a letter in a form reasonably satisfactory to the Representatives, the Forward Sellers and the Forward Purchasers dated the date hereof, of Deloitte & Touche LLP, confirming that they are independent registered public accountants within the meaning of the Act and the applicable published Rules and Regulations thereunder and the applicable published rules and regulations of the Public Company Accounting Oversight Board (“PCAOB”) and stating to the effect that:

(i)	in their opinion, the financial statements and financial statement schedules audited by them and incorporated by reference in the Pricing Disclosure Package and the Prospectus comply as to form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations;

(ii)	they have performed the procedures specified by the American Institute of Certified Public Accountants for a review of interim financial information as described in PCAOB AU 722, Interim Financial Information, on any unaudited financial statements included in the Pricing Disclosure Package and the Prospectus;

(iii)	on the basis of the review referred to in clause (ii) above, a reading of the latest available interim financial statements of the Company, inquiries of officials of the Company who have responsibility for financial and accounting matters and other specified procedures, nothing came to their attention that caused them to believe that:

(A)            the unaudited financial statements, if any, included in the Pricing Disclosure Package and the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations or any material modifications should be made to such unaudited financial statements and summary of earnings for them to be in conformity with generally accepted accounting principles;

(B)            at the date of the latest available balance sheet read by such accountants, or at a subsequent specified date not more than three business days prior to the date of such letter, there was any change in the amounts of common stock, redeemable preferred stock or non-redeemable preferred stock of the Company or any increase in long-term debt of the Company or, at the date of the most recent available unaudited financial statements, there was any decrease in net current assets or common stock equity as compared with amounts shown in the most recent financial statements included in the Pricing Disclosure Package and the Prospectus, except in all cases for changes, increases or decreases that result from the declaration or payment of dividends; or

(C)            for the period from the closing date of the latest income statement included in the Pricing Disclosure Package and the Prospectus to the closing date of the latest available income statement read by such accountants, there were any decreases, as compared with the corresponding period of the previous year and with the period of corresponding length ended the date of the latest income statement included in the Pricing Disclosure Package and the Prospectus, in the amounts of total revenues or net income;

except in all cases set forth in clause (B) and clause (C) above for changes, increases or decreases that the Pricing Disclosure Package and the Prospectus disclose have occurred or may occur or that are described in such letter; and

(iv)	they have compared specified dollar amounts (or percentages derived from such dollar amounts) and other financial information contained in the Pricing Disclosure Package and the Prospectus (in each case to the extent that such dollar amounts, percentages and other financial information are derived from the general accounting records of the Company and its subsidiaries subject to the internal controls of the Company’s accounting system or are derived directly from such records by analysis or computation) with the results obtained from inquiries, a reading of such general accounting records and other procedures specified in such letter and have found such dollar amounts, percentages and other financial information to be in agreement with such results, except as otherwise specified in such letter.

All financial statements and schedules included in material incorporated by reference into the Pricing Disclosure Package and the Prospectus shall be deemed included in the Pricing Disclosure Package and the Prospectus for purposes of this Section 7(a).

(b)           Any Preliminary Prospectus and the Prospectus shall have been timely filed with the Commission in accordance with Section 5(a). The Company shall have complied with all filing requirements applicable to any Issuer Free Writing Prospectus. No stop order suspending the effectiveness of the Registration Statement or preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus shall have been issued, no proceeding or examination for such purpose or pursuant to Section 8A of the Act against the Company or related to the offering shall have been initiated or threatened by the Commission and no order directed to the adequacy of any document incorporated by reference in any Preliminary Prospectus or the Prospectus shall have been issued. Any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus or otherwise shall have been complied with or resolved to the reasonable satisfaction of the Representatives. The Commission shall not have notified the Company of any objection to the use of the form of the Registration Statement.

(c)           Subsequent to the execution of this Agreement and prior to the Closing Date, (i) there shall not have occurred any change, or any development involving a prospective change, in or affecting particularly the financial position, business or properties of the Company and its subsidiaries taken as a whole that, in the reasonable judgment of the Representatives, materially impairs the investment quality of the Shares, (ii) there shall not have occurred a suspension of trading in the Stock by the Commission or the NYSE or a suspension or material limitation in trading in securities generally on the NYSE, (iii) there shall not have occurred, in respect of the Company’s securities, any downgrading or withdrawal, nor shall any notice have been given in respect of the Company’s securities of any intended or potential downgrading or withdrawal or of any review for a possible change that does not indicate the direction of the possible change, and there shall have been no public announcement that any of the Company’s securities have been placed on CreditWatch or Watchlist or under any similar surveillance or review, in each case with negative implications, by S&P Global Ratings, a division of S&P Global Inc., Moody’s Investors Service, Inc. or Fitch, Inc., (iv) there shall not have occurred a general moratorium on commercial banking activities in New York declared by either federal or State of New York authorities, (v) there shall not have occurred any material disruption of commercial banking, settlements of securities or clearance services in the United States and (vi) there shall not have occurred any outbreak or escalation of major hostilities in which the United States is involved, any declaration of war by Congress or any other substantial national or international calamity or emergency if, in the judgment of the Representatives, the effect of any such outbreak, escalation, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the sale of and payment for the Shares. If the Underwriters elect not to purchase the Shares as a result of the occurrence of one of the events specified in this Section 7(c), the Representatives will promptly notify the Company.

(d)           The Representatives, the Forward Sellers and the Forward Purchasers shall have received an opinion and a disclosure letter from Sullivan & Cromwell LLP, counsel for the Company, dated the relevant Closing Date, in the forms attached as Exhibit G hereto.

(e)           The Underwriters, the Forward Sellers and the Forward Purchasers shall have received an opinion from Snell & Wilmer L.L.P., Arizona counsel for the Company, dated the relevant Closing Date, in the form attached as Exhibit H hereto.

(f)            The Underwriters, the Forward Sellers and the Forward Purchasers shall have received from Pillsbury Winthrop Shaw Pittman LLP, counsel for the Underwriters, an opinion or opinions, dated the relevant Closing Date, with respect to such matters as they may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(g)           The Underwriters, the Forward Sellers and the Forward Purchasers shall have received a certificate of the President or any Vice President and a principal financial or accounting officer of the Company, dated the relevant Closing Date, in which such officers, to the best of their knowledge after reasonable investigation, shall state that (i) the representations and warranties of the Company in this Agreement are true and correct as of the relevant Closing Date, or, where applicable, as of such other date specified in such representation and warranty, (ii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied pursuant to this Agreement at or prior to such Closing Date, (iii) no stop order suspending the effectiveness of the Registration Statement has been issued, no proceedings or examinations for that purpose or pursuant to Section 8A of the Act against the Company or related to the offering have been instituted or, to the knowledge of the Company, are contemplated by the Commission and the Commission has not notified the Company of any objection to the use of the form of the Registration Statement or any post-effective amendment thereto and (iv) subsequent to the date of the most recent financial statements in the Most Recent Preliminary Prospectus, there has been no material adverse change in or affecting the financial condition, shareholders’ equity or results of operations of the Company and its consolidated subsidiaries, taken as a whole, other than as set forth or contemplated in the Pricing Disclosure Package.

(h)           The Underwriters, the Forward Sellers and the Forward Purchasers shall have received a letter of Deloitte & Touche LLP, dated the relevant Closing Date, which meets the requirements of Section 7(a), except that the specified date referred to in Section 7(a) will be a date not more than three days prior to the Closing Date for the purposes of this Section 7(h).

(i)            The Representatives shall have received signed lock-up agreements in the form attached hereto as Exhibit D hereto, dated on or prior to the date hereof, from each of the directors and executive officers of the Company (as defined under Section 16 of the Exchange Act and as set forth on Exhibit E hereto).

(j)            At the First Closing Date and each Optional Closing Date, if any, the Company Shares and the maximum number of shares of Stock that may be issued and sold under the Forward Sale Agreements and any Additional Forward Sale Agreements shall have been approved for listing on the NYSE, subject to notice of issuance.

(k)           The Company will furnish the Underwriters, the Forward Sellers and the Forward Purchasers with such conformed copies of such opinions, certificates, letters and documents as may be reasonably requested.

8.            Indemnification and Contribution.

(a)           The Company will indemnify and hold harmless each Underwriter, each Forward Seller and each Forward Purchaser and their respective directors, officers and affiliates and each person, if any, who controls any Underwriter, any Forward Seller or any Forward Purchaser within the meaning of the Act against any losses, claims, damages or liabilities, joint or several, to which such Underwriter, such Forward Seller, such Forward Purchaser, such directors and officers or such controlling person may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter, each Forward Seller and each Forward Purchaser, and their respective directors, officers and affiliates and each of their respective controlling persons for any legal or other expenses reasonably incurred by such Underwriter, such Forward Seller, such Forward Purchaser, such directors, officers and affiliates or such controlling person, as incurred, in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any of such documents in reliance upon and in conformity with written information furnished to the Company by any Underwriter, any Forward Seller or any Forward Purchaser through the Representatives specifically for use therein, which information consists solely of the information specified in Section 8(b). This indemnity agreement will be in addition to any liability that the Company may otherwise have.

(b)           Each Underwriter will severally and not jointly indemnify and hold harmless the Company, each Forward Seller, each Forward Purchaser and each of their respective directors, officers who have signed the Registration Statement, and each person, if any, who controls the Company, any Forward Seller or any Forward Purchaser, within the meaning of the Act, against any losses, claims, damages or liabilities to which the Company, such Forward Seller or such Forward Purchaser or any such director, officer or controlling person of theirs may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus or any amendment or supplement thereto, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company, such Forward Seller or such Forward Purchaser by such Underwriter through the Representatives specifically for use therein, and will reimburse any legal or other expenses reasonably incurred, as incurred, by the Company or any such director, officer or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action. This indemnity agreement will be in addition to any liability that such Underwriter may otherwise have. The Company, each Forward Seller and each Forward Purchaser acknowledge that the statements set forth (i) in the last paragraph of text on the cover page of the Most Recent Preliminary Prospectus and the Prospectus, (ii) in the fifth paragraph under the caption “Underwriting (Conflicts of Interest)” in the Most Recent Preliminary Prospectus and the Prospectus and (iii) under the caption “Underwriting (Conflicts of Interest)—Price Stabilization and Short Positions” in the Most Recent Preliminary Prospectus and the Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in the Registration Statement, any Preliminary Prospectus, the Prospectus and any Issuer Free Writing Prospectus or any amendment or supplement thereto.

(c)            Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 8, notify the indemnifying party of the commencement thereof; provided, that the failure to notify the indemnifying party shall not relieve it from any liability that it may have under Section 8(a) or Section 8(b) except to the extent that it has been materially prejudiced (including through the forfeiture of substantive rights or defenses) by such failure; provided, further, that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under Section 8(a) or Section 8(b). In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, without the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its assumption of the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable and documented fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties. Such firm shall be designated in writing by the Representatives, the Forward Sellers or the Forward Purchasers, as applicable, in the case of parties indemnified pursuant to Section 8(a), and by the Company, in the case of parties indemnified pursuant to Section 8(b). An indemnifying party shall not be liable for any settlement of a claim or action effected without its written consent, which shall not be unreasonably withheld. No indemnifying party shall, without the prior written consent of the indemnified parties, which consent shall not be unreasonably withheld, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and (ii) does not include any findings of fact or admissions of fault or culpability as to the indemnified parties.

(d)            If the indemnification provided for in this Section 8 is unavailable or insufficient to hold harmless an indemnified party for any loss, claim, damage, liability or action described in Section 8(a) or Section 8(b), then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in Section 8(a) or Section 8(b) on the following basis: (i) if such loss, claim, damage, liability or action arises under Section 8(a), then (A) in such proportion as is appropriate to reflect the relative benefits received by the Company, the Underwriters, the Forward Sellers and the Forward Purchasers, as the case may be, in connection with the offering of the Shares or (B) if the allocation provided by clause (A) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (A) above but also the relative fault of the Company, the Underwriters, the Forward Sellers and the Forward Purchasers, as the case may be, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations; and (ii) if such loss, claim, damage, liability or action arises under Section 8(b), then in such proportion as is appropriate to reflect the relative faults of the Company, the Underwriters, the Forward Sellers and the Forward Purchasers in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. For purposes of clause (i) above, the relative benefits received by the Company, the Underwriters, the Forward Sellers and the Forward Purchasers shall be deemed to be in the same proportion as (x) in the case of the Company, the total net proceeds from the offering (before deducting expenses) received by the Company (which proceeds shall include the proceeds to be received by the Company pursuant to the Forward Sale Agreements and any Additional Forward Sale Agreements assuming Physical Settlement of the Forward Sale Agreements and any Additional Forward Sale Agreements on the Effective Date), (y) in the case of the Underwriters, the total underwriting discounts and commissions received by the Underwriters, as set forth on the cover of the Prospectus, and (z) in the case of the Forward Sellers and the Forward Purchasers, the aggregate “Spread” received by the relevant Forward Purchaser under the applicable Forward Sale Agreement and any applicable Additional Forward Sale Agreement, net of any costs associated therewith, as reasonably determined by the relevant Forward Seller, bear to the aggregate initial offering price of the Shares, as set forth on such cover, plus such aggregate Spread (net of such costs). For purposes of clause (i) and clause (ii) above, the relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Underwriters, the Forward Sellers or the Forward Purchasers, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company, each of the Underwriters, each of the Forward Sellers and each of the Forward Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 8(d) were determined by pro rata allocation (even if the Underwriters, the Forward Purchasers and/or the Forward Sellers were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to above in this Section 8(d). The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this Section 8(d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim that is the subject of this Section 8(d). Notwithstanding the provisions of this Section 8(d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this Section 8(d) to contribute are several in proportion to their respective underwriting obligations and not joint.

9.            Default of Underwriters; Termination by Underwriters. If any Underwriter or Underwriters default in their obligations to purchase Shares pursuant to this Agreement and the number of Shares that such defaulting Underwriter or Underwriters agreed but failed to purchase is 10% or less of the number of Shares that the Underwriters are obligated to purchase, the Representatives (or, if there are no Representatives, the Underwriters) may make arrangements satisfactory to the Company for the purchase of such Shares by other persons, including any of the Underwriters, but if no such arrangements are made by the Closing Date the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Shares that such defaulting Underwriter or Underwriters agreed but failed to purchase. If any Underwriter or Underwriters so default and the number of Shares with respect to which such default or defaults occur is more than the above-described amount and arrangements satisfactory to the remaining Underwriters and the Company for the purchase of such Shares by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company, the Forward Sellers or the Forward Purchasers, except as provided in Section 10. In any such case, the Representatives, the Forward Sellers or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and the Prospectus or in any other documents or arrangements may be effected. Nothing herein will relieve a defaulting Underwriter from liability for its default.

If this Agreement shall be terminated by the Underwriters, Forward Sellers and/or Forward Purchasers because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company shall not be liable to any Underwriter, Forward Seller or Forward Purchaser (or to any member of any selling group) for the loss of anticipated profits from the transactions contemplated by this Agreement. However, in such an event, the Company will reimburse the Underwriters, Forward Sellers and Forward Purchasers for all out-of-pocket expenses (including reasonable and documented fees and disbursements of their counsel) reasonably incurred by the Underwriters, the Forward Sellers and the Forward Purchasers in connection with this Agreement and the offering contemplated hereunder; provided, however, that if the Shares are not delivered by or on behalf of the Company solely as a result of the failure to satisfy the condition set forth in Section 7(c), the Company shall have no liability to the Underwriters, Forward Sellers and Forward Purchasers except as provided in Section 5(j) and Section 8.

10.            Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Company or its officers and of the Underwriters, each of the Forward Sellers and each of the Forward Purchasers set forth in or made pursuant to this Agreement will remain in full force and effect regardless of any investigation, or statement as to the results thereof, made by or on behalf of the Underwriters, the Forward Sellers or the Forward Purchasers, or the Company or any of its officers or directors or any controlling person, and will survive delivery of and payment for the Shares. If this Agreement is terminated pursuant to Section 9, or if for any reason a purchase pursuant to this Agreement is not consummated, the Company shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 5, and the respective obligations of the Company and the Underwriters, and each of the Forward Sellers and each of the Forward Purchasers, pursuant to Section 8 shall remain in effect.

11.            Company Top-Up Shares.

(a)            In the event that (i) all the Conditions are not satisfied on the First Closing Date or, in respect of any Additional Forward Sale Agreement entered into pursuant to Section 4(b)(i)(A), all the Additional Conditions are not satisfied on the relevant Optional Closing Date, as the case may be, and a Forward Seller elects, pursuant to Section 4(a)(ii) or Section 4(b)(ii), as the case may be, not to deliver the Borrowed Firm Shares or the Borrowed Optional Shares deliverable by such Forward Seller, as applicable, (ii) the Forward Purchaser (or its affiliated Forward Seller, as applicable) is unable to borrow and deliver for sale under this Agreement a number of shares of Stock equal to the number of the Borrowed Firm Shares or the Borrowed Optional Shares, as applicable, to be sold by it hereunder or (iii) in a Forward Purchaser’s good faith, commercially reasonable judgment, either it is impracticable to do so or such Forward Purchaser (or, if applicable, its affiliated Forward Seller) would incur a Stock Loan Fee (as defined in the applicable Forward Sale Agreement) of more than 25 basis points per annum to borrow and deliver for sale under this Agreement a number of shares of Stock equal to the number of the Borrowed Firm Shares or the Borrowed Optional Shares, as applicable, to be sold by it hereunder, then, in each case, the Company shall issue and sell to the Underwriters, pursuant to Section 4, in whole but not in part, an aggregate number of shares of Stock equal to the number of Borrowed Firm Shares or Borrowed Optional Shares, as the case may be, that such Forward Seller does not so deliver and sell to the Underwriters. In connection with any such issuance and sale by the Company, the Representatives, the Forward Sellers and the Forward Purchasers shall have the right to postpone the First Closing Date or the relevant Optional Closing Date, as the case may be, for a period not exceeding one business day in order to effect any required changes in any documents or arrangements. The shares of Stock sold by the Company to the Underwriters pursuant to this Section 11(a) in lieu of Borrowed Firm Shares are referred to herein as the “Company Top-Up Firm Shares,” and the shares of Common Stock sold by the Company to the Underwriters pursuant to this Section 11(a) in lieu of Borrowed Optional Shares are referred to herein as the “Company Top-Up Optional Shares,” and the Company Top-Up Firm Shares and the Company Top-Up Optional Shares are referred to herein collectively as the “Company Top-Up Shares.”

(b)           No Forward Seller or Forward Purchaser shall have any liability whatsoever for any Borrowed Shares that such Forward Seller does not deliver and sell to the Underwriters or any other party if any Company Top-Up Firm Shares or Company Top-Up Optional Shares are required to be delivered in lieu of such Borrowed Shares as a result of Section 11(a).

12.            Notices. All communications hereunder relating to any offering of Shares will be in writing and may be mailed, delivered or furnished by electronic communication (including fax or e-mail) and confirmed, (1) if sent to the Underwriters to, (i) Barclays Capital Inc., 745 Seventh Avenue, New York, New York 10019, Attention: Syndicate Registration, fax: (646) 834-8133, (ii) Citigroup Global Markets Inc., 388 Greenwich Street, New York, New York 10013, Attention: General Counsel, fax: (646) 291-1469, (iii) Mizuho Securities USA LLC, 1271 Avenue of the Americas, New York, New York 10020, Attention: Equity Capital Markets, fax: (212) 205-7812 and (iv) Wells Fargo Securities, LLC, 500 West 33rd Street, New York, New York 10001, Attention: Equity Syndicate Department, fax: (212) 214-5918; (2) if sent to the Forward Sellers to, (i) Mizuho Securities USA LLC, 1271 Avenue of the Americas, New York, New York 10020, Attention: James Watts, fax: (212) 205-7812 and (ii) Wells Fargo Securities, LLC, 500 West 33rd Street, New York, New York 10001, Attention: Equity Syndicate Department, fax: (212) 214-5918; and (3) if sent to the Forward Purchasers to, (i) Mizuho Markets Americas LLC, 1271 Avenue of the Americas, New York, New York 10020, Attention: Mariano Gaut, fax: (212) 205-7812 and (ii) Wells Fargo Bank, National Association, 500 West 33rd Street, New York, New York 10001, Attention: Equity Syndicate Department, fax: (212) 214-5918; provided, however, that any notice to any individual Underwriter, Forward Seller or Forward Purchaser pursuant to Section 8 will be mailed, delivered or faxed and confirmed to each such Underwriter, Forward Seller or Forward Purchaser at its own address. All communications hereunder to the Company shall be mailed to the Company, Attention: Treasurer, at 400 North Fifth Street, Mail Station 9040, Phoenix, Arizona 85004, or delivered, or faxed and confirmed to the Company, at 400 North Fifth Street, Mail Station 9040, Phoenix, Arizona 85004, fax: (602) 250-2367.

13.            Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and the Underwriters as are named in Exhibit A hereto and the Forward Sellers and Forward Purchasers, and such Underwriters, Forward Sellers and Forward Purchasers’ respective successors and the officers and directors and controlling persons referred to in Section 8, and no other person will have any right or obligation hereunder.

14.            Representation of Underwriters. The Representatives may act for the Underwriters in connection with the offering contemplated by this Agreement, and any action under this Agreement taken by the Representatives will be binding upon the Underwriters.

15.            Execution in Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute a single instrument. The words “execution”, signed” and “signature” and words of like import in this Agreement or in any other certificate, agreement or document related to this Agreement shall include images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf”, “tif” or “jpg”) and other electronic signatures (including, without limitation, DocuSign and AdobeSign). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including, without limitation, the Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.

16.            Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

17.            Waiver of Jury Trial. The Company and each of the Underwriters, each of the Forward Sellers and each of the Forward Purchasers hereby waive their respective rights to jury trial with respect to any litigation arising under, or in connection with, this Agreement.

18.            Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

19.            No Fiduciary Duty.

(a)            The Company acknowledges and agrees that in connection with this offering and sale of the Shares or any other services the Underwriters, the Forward Sellers and/or the Forward Purchasers may be deemed to be providing hereunder, notwithstanding any pre-existing relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by the Underwriters: (i) no fiduciary or agency relationship between the Company and any other person, on the one hand, and the Underwriters or a Forward Seller or a Forward Purchaser, as applicable, on the other hand, exists; (ii) no Underwriter, Forward Seller or Forward Purchaser is acting as an advisor, expert or otherwise, to the Company, including, without limitation, with respect to the determination of the public offering price of the Shares, and such relationship between the Company, on the one hand, and each Underwriter, Forward Seller or Forward Purchaser, as applicable, on the other hand, is entirely and solely commercial and is based on arms’-length negotiations; (iii) any duties and obligations that the Underwriters may have to the Company shall be limited to those duties and obligations specifically stated herein; and (iv) any of the Underwriters, the Forward Sellers, the Forward Purchasers and each of their respective affiliates may have interests that differ from those of the Company. To the full extent allowed by law, the Company hereby waives any claims that the Company may have against the Underwriters, the Forward Sellers and the Forward Purchasers with respect to any breach of fiduciary duty in connection with this offering.

(b)           The Company acknowledges and agrees that there is not a broker, finder or other party that is entitled to receive from the Company any brokerage or finder’s fee or other fee or commission as a result of any of the transactions contemplated by this Agreement, the Forward Sale Agreements or any Additional Forward Sale Agreements, except for (x) underwriting discounts and commissions in connection with the sale of the Shares to the Underwriters pursuant to this Agreement and (y) the aggregate “Spread” pursuant to the terms of the Forward Sale Agreements and any Additional Forward Sale Agreements.

20.            Recognition of the U.S. Special Resolution Regimes. In the event that any Underwriter, Forward Seller or Forward Purchaser that is a Covered Entity (as defined below) becomes subject to a proceeding under a U.S. Special Resolution Regime (as defined below), the transfer from such Underwriter, Forward Seller or Forward Purchaser of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States. In the event that any Underwriter, Forward Seller or Forward Purchaser that is a Covered Entity or a BHC Act Affiliate (as defined below) of such Underwriter, Forward Seller or Forward Purchaser becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights (as defined below) under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States. “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (x) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (y) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us the enclosed duplicate hereof, whereupon it will become a binding agreement between the Company and the Underwriters, the Forward Sellers and the Forward Purchasers in accordance with its terms.

Very truly yours,

PINNACLE WEST CAPITAL CORPORATION

By:	/s/ Paul Mountain
Name: Paul Mountain
Title: Vice President and Treasurer

The foregoing Underwriting Agreement
is hereby confirmed and accepted
as of the date first above written,
on behalf of themselves
and the other several Underwriters
named in Exhibit A hereto.

BARCLAYS CAPITAL INC.
CITIGROUP GLOBAL MARKETS INC.
MIZUHO SECURITIES USA LLC
WELLS FARGO SECURITIES, LLC

As Representatives of the

several Underwriters named

in Exhibit A hereto

BARCLAYS CAPITAL INC.		CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Robert Stowe	By:	/s/ Sean Glennan
	Name: Robert Stowe		Name: Sean Glennan
	Title: Managing Director		Title: Managing Director

MIZUHO SECURITIES USA LLC		WELLS FARGO SECURITIES, LLC

By:	/s/ James Watts	By:	/s/ Elizabeth Alvarez
	Name: James Watts		Name: Elizabeth Alvarez
	Title: Managing Director		Title: Managing Director

{Signature Page to Underwriting Agreement}

MIZUHO SECURITIES USA LLC

as a Forward Seller

By:	/s/ James Watts
Name: James Watts
Title: Managing Director

MIZUHO MARKETS AMERICAS LLC

acting in its capacity as a Forward Purchaser, solely as the recipient and/or beneficiary of certain representations, warranties, covenants and indemnities set forth in this Agreement

By:	/s/ Matthew E. Chiavaroli
Name: Matthew E. Chiavaroli
Title: Authorized Signatory

WELLS FARGO SECURITIES, LLC
as a Forward Seller

By:	/s/ Elizabeth Alvarez
Name: Elizabeth Alvarez
Title: Managing Director

WELLS FARGO BANK, NATIONAL ASSOCIATION
acting in its capacity as a Forward Purchaser, solely as the recipient and/or beneficiary of certain representations, warranties, covenants and indemnities set forth in this Agreement

By:	/s/ Elizabeth Alvarez
Name: Elizabeth Alvarez
Title: Managing Director

{Signature Page to Underwriting Agreement}

Exhibit A

Underwriter	Number of Borrowed Firm Shares to be Purchased from Mizuho Securities USA LLC	Number of Borrowed Firm Shares to be Purchased from Wells Fargo Securities, LLC
Barclays Capital Inc.	1,141,467	1,141,466
Citigroup Global Markets Inc.	882,043	882,042
Mizuho Securities USA LLC	882,043	882,042
Wells Fargo Securities, LLC	882,043	882,042
J.P. Morgan Securities LLC	407,268	407,267
RBC Capital Markets, LLC	203,634	203,634
BMO Capital Markets Corp.	162,907	162,908
Scotia Capital (USA) Inc.	162,907	162,908
Guggenheim Securities, LLC	122,180	122,181
Ladenburg Thalmann & Co. Inc.	20,363	20,364
Siebert Williams Shank & Co., LLC	20,363	20,364
Total	4,887,218	4,887,218

A-1

Exhibit B

Issuer Free Writing Prospectuses Included in the Pricing Disclosure Package

•	None.

Additional Information

•	The initial public offering price per share of the Shares is $66.50.

•	The number of Firm Shares is 9,774,436 shares.

•	The maximum number of Optional Shares is 1,466,165 shares.

•	The First Closing Date is March 4, 2024.

B-1

Exhibit C

Issuer Free Writing Prospectuses Used by the Company

•	Electronic road show presentation available at www.netroadshow.com.

C-1

Exhibit D

Form of Lock-Up Agreement

____________________, 2024

Barclays Capital Inc.
745 Seventh Avenue
New York, New York 10019

Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013

Mizuho Securities USA LLC
1271 Avenue of the Americas
New York, New York 10020

Wells Fargo Securities, LLC
500 West 33rd Street, 14th Floor
New York, New York 10001

As Representatives of the several Underwriters named in Exhibit A attached to the below-referenced Underwriting Agreement

Ladies and Gentlemen:

As an inducement to you to execute an underwriting agreement (the “Underwriting Agreement”) with Pinnacle West Capital Corporation (the “Company”), and the Forward Sellers and Forward Purchasers (each as defined therein), pursuant to which an offering will be made that is intended to result in an orderly market for the Common Stock, no par value per share, of the Company (and any successor (by merger or otherwise) thereto) (the “Securities”), the undersigned hereby agrees that, from the date hereof until 60 days after the public offering date set forth on the final prospectus used to sell the Securities (the “Public Offering Date”) pursuant to the Underwriting Agreement to which you are or expect to become parties (the “Lock-Up Period”), the undersigned will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any Securities or securities convertible into or exchangeable or exercisable for any Securities, enter into a transaction that would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of the Securities, whether any such aforementioned transaction is to be settled by delivery of the Securities or such other securities, in cash or otherwise, or publicly disclose the intention to make any such offer, sale, pledge or disposition, or to enter into any such transaction, swap, hedge or other arrangement, without, in each case, the prior written consent of Barclays Capital Inc., Citigroup Global Markets Inc., Mizuho Securities USA LLC and Wells Fargo Securities, LLC; provided, however, that the undersigned may allow the Company to withhold a portion of the Securities that the undersigned would otherwise be entitled to receive upon the vesting or exercise of an equity incentive award to satisfy applicable tax withholding requirements. In addition, the undersigned agrees that, without the prior written consent of Barclays Capital Inc., Citigroup Global Markets Inc., Mizuho Securities USA LLC and Wells Fargo Securities, LLC, the undersigned will not, during the Lock-Up Period, make any demand for or exercise any right with respect to the registration of any Securities or any security convertible into or exercisable or exchangeable for the Securities.

The following will not be subject to this agreement:

(a)            any Securities acquired by the undersigned in the open market after the closing of the offering of the Securities;

(b)            transfers of any Securities:

(i)            as a bona fide gift or gifts or a charitable contribution or contributions, or for bona fide estate planning purposes;

(ii)            pursuant to a will or intestacy, including to any beneficiary of, or estate of a beneficiary pursuant to, a trust, will, other testamentary document or applicable laws of descent, or by operation of law, such as pursuant to a qualified domestic order, final domestic relations settlement, divorce settlement, divorce decree or separation agreement or similar order;

(iii)            to any family member or members of the undersigned or to any trust or other estate planning vehicle for the direct or indirect benefit of the undersigned or the family of the undersigned (for purposes of this agreement, “family” shall mean any relationship by blood, current marriage, domestic partnership or adoption, not more remote than first cousin);

(iv)            to a corporation, partnership, limited liability company or other entity of which the undersigned or the family of the undersigned is the legal and beneficial owner of all of the outstanding equity securities or similar interests;

(v)            to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under clauses (i) through (iv) above;

(vi)            to the Company or to an affiliate of the Company from an executive officer of the Company or an affiliate of the Company upon death, disability or termination of employment, in each case, of such executive officer; or

(vii)            to the Company in connection with the vesting, settlement or exercise of restricted stock, restricted stock units, options, warrants or other rights to purchase shares of the Securities (including, in each case, by way of “net” or “cashless” exercise), including for the payment of exercise price and tax and remittance payments due as a result of the vesting, settlement or exercise of such restricted stock, restricted stock units, options, warrants or rights; provided, that any such Securities received upon such exercise, vesting or settlement shall be subject to the terms of this agreement; provided, further, that any such restricted stock, restricted stock units, options, warrants or rights are held by the undersigned pursuant to an agreement or equity awards granted under a stock incentive plan or other equity award plan, each such agreement or plan which is described in the Prospectus; provided, further, that in any such case the Securities issued upon vesting, exercise or settlement shall remain subject to the provisions of this agreement;

provided, that (A) in the case of any transfer or distribution pursuant to clause (b)(i), (iii), (iv) or (v), such transfer shall not involve a disposition for monetary value and it shall be a condition to such transfer that each donee, devisee, transferee or distributee shall execute and deliver to the Representatives an agreement in the form of this agreement, (B) in the case of any transfer or distribution pursuant to clause (b)(iii), (iv) or (v), no filing by any party (donor, donee, devisee, transferor, transferee, distributer or distributee) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or other public announcement shall be required or shall be made voluntarily in connection with such transfer or distribution (other than a filing on a Form 5 made after the expiration of the Lock-Up Period referred to above) and (C) in the case of any transfer or distribution pursuant to clause (b)(i), (ii), (vi) or (vii), it shall be a condition to such transfer that any filing under Section 16(a) of the Exchange Act or other public filing, report or announcement reporting a reduction in beneficial ownership of shares of the Securities in connection with such transfer or distribution shall clearly indicate in the footnotes thereto the nature and conditions of such transfer; or

(c)            the establishment of any contract, instruction or plan that satisfies all of the requirements of Rule 10b5-1 (a “Rule 10b5-1 Plan”) under the Exchange Act; provided, however, that no sales of Securities or securities convertible into, or exchangeable or exercisable for, Securities shall be made pursuant to a Rule 10b5-1 Plan prior to the expiration of the Lock-Up Period and, to the extent a public announcement or filing under the Exchange Act, if any, is required of, or voluntarily made regarding the establishment of, such Rule 10b5-1 Plan, such announcement or filing shall include a statement to the effect that no transfer of Securities may be made under such Rule 10b5-1 Plan during the Lock-Up Period.

In furtherance of the foregoing, the Company and its transfer agent and registrar are hereby authorized to decline to make any transfer of Securities if such transfer would constitute a violation or breach of this agreement.

This agreement will automatically terminate upon the earlier to occur of: (i) the date upon which the Company provides the Representatives with written notice that it does not intend to proceed with the offering of the Securities, which written notice must be executed and delivered to the Representatives prior to the signing of the Underwriting Agreement; (ii) the termination of the Underwriting Agreement (other than the provisions thereof which survive termination) before the closing of the offering of the Securities; or (iii) March 15, 2024, if the Underwriting Agreement does not become effective by such date.

This agreement shall be binding on the undersigned and the successors, heirs, personal representative and assigns of the undersigned.

Very truly yours,

Name:

Exhibit E

Persons Delivering Lock-up Agreements

Directors

Glynis A. Bryan

Gonzalo A. de la Melena, Jr.

Richard P. Fox

Jeffrey B. Guldner

Kathryn L. Munro

Bruce J. Nordstrom

Paula J. Sims

William H. Spence

Kristine L. Svinicki

James E. Trevathan, Jr.

Officers

Elizabeth A. Blankenship

Andrew D. Cooper

Jose L. Esparza

Theodore N. Geisler

Jeffrey B. Guldner

Adam C. Heflin

Paul J. Mountain

Robert E. Smith

Jacob Tetlow

E-1

Exhibit F

Form of Additional Forward Sale Agreement

See attached.

F-1

Exhibit G

Opinion and Disclosure Letter of Sullivan & Cromwell LLP

See attached.

G-1

Exhibit H

Opinion of Snell & Wilmer L.L.P.

See attached.

H-1